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                              DEFERRED COMPENSATION AND
                           SPLIT-DOLLAR INSURANCE AGREEMENT

Effective the 13th day of November, 1990, West Suburban Bank, a banking organization organized and existing under the laws of the State of Illinois, hereinafter referred to as "Corporation" and __________________, a Key Employee and Executive of the Corporation, hereinafter referred to as "Executive," entered into a Deferred Compensation Agreement. By the terms thereof, the Corporation and the Executive reserved the right to modify or amend that agreement. By execution hereof, the Corporation and Executive hereby amend and restate that agreement in its entirety.

The Executive has been in the employ of the Corporation for several years, and has now and for years past faithfully served the Corporation. It is the consensus of the Board of Directors of the Corporation that Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Corporation in its field of activity.

It is the mutual desire of the Corporation and the Executive that Executive remain in the employ of the Corporation, and to establish a program to provide supplemental employment benefits and pre-retirement death benefits for the Executive. Accordingly, it is the desire of the Corporation and the Executive to enter into this Agreement under which the Corporation will agree to make certain payments to Executive upon his employment termination and, alternatively, to his beneficiaries in the event of his death while employed by the Corporation.

Therefore, in consideration of Executive's services performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Corporation and Executive agree as follows:

I.   ARTICLE ONE - DEFINITIONS

     A.  EFFECTIVE DATE.  The effective date of this Agreement shall be May 1,
         1997.

     B. EMPLOYMENT AGREEMENT. The Employment Agreement entered into between Executive and the Corporation dated May 1, 1997, as amended.

II.  ARTICLE TWO - EMPLOYMENT
     a) Employment shall be in accordance with the terms of the Employment Agreement.

III. ARTICLE THREE - DEFERRED COMPENSATION

     A. The Corporation shall set aside and accrue to the benefit of Executive the sum of the following no later than December 31 of each year subject to the terms set forth in this Agreement:

         1.  A base of Twenty-five Thousand Dollars ($25,000) per year; and

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         2.  Such additional annual deferred compensation as determined by the
             Board of Directors.

         3. In the event Executive becomes entitled to receive benefits under Article Five of this Agreement, he shall be entitled to a pro-rata portion of his base benefit based upon his completed calendar months of employment for the year of employment termination and any additional annual deferred compensation determined by the Board of Directors.

     B. The sum of the above annual set aside, plus each prior year's set aside, shall be referred to as Executive's Deferred Compensation Account ("EDC Account"). The EDC Account shall bear annual interest equal to the one year treasury note constant maturity interest rate published by the Federal Home Loan Bank in effect on January 1 of each year (constant one year U.S. Treasury Index per FRB H15).

     C. The Corporation may purchase life insurance to fund all or part of the above EDC Account and Executive shall execute all reasonable insurance applications to facilitate such purchase provided, however, Executive shall have no right, title or interest in such insurance or in the EDC Account, unless otherwise provided by the Corporation.

IV. ARTICLE FOUR - SPLIT-DOLLAR-LIFE INSURANCE

     A. If the Executive is insurable, the Corporation shall purchase life insurance on the life of Executive with a minimum death benefit of $_____________ to fund its obligations under this Agreement in the event of the death of Executive before termination of employment.

     B. All premiums due on such insurance shall be paid by the Corporation. However, Executive shall be responsible for the income taxes incurred each year on the value of the "economic benefit" of the life insurance protection for federal income tax purposes.

     C. All dividends attributable to such life insurance will be applied to reduce premiums.

     D. The Corporation shall have all ownership rights under such life insurance, except Executive shall have the right to designate the beneficiary thereunder.

     E. The amount receivable by the Corporation upon termination of such life insurance shall be:

         1. Upon termination of this Agreement or the death of Executive, the Corporation's share shall be an amount equal to the greater of the aggregate premiums paid by the Corporation or the cash value.

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         2.  Upon surrender of such life insurance, the Corporation's share shall be an amount equal to the cash value.

         3. For purposes of this Agreement, "aggregate premiums" shall mean all premiums paid by the Corporation. Such premiums shall be reduced by any indebtedness and any accrued unpaid interest incurred by the Corporation on the life insurance and by the amount of any policy dividends used to reduce or offset such premiums. "Cash value" shall mean the guaranteed cash value of the life insurance plus the cash value of any dividend additions as of the date to which premiums have been paid plus any dividend credits outstanding, and reduced by any indebtedness and any accrued unpaid interest incurred by the Corporation on the life insurance.

     F. Upon Executive's death, the Corporation and Executive's beneficiary shall execute such forms and furnish such other documents or information as are required to receive payment under the life insurance.

V.  ARTICLE FIVE - BENEFITS

    a) The following benefits provided by the Corporation to Executive shall be available under this Agreement:

     A. Executive shall be entitled to receive the accrued balance in his EDC Account upon any termination of his employment other than upon death. Such amount shall be paid in the number of annual installments elected by Executive. The Board of Directors of the Corporation may at any time accelerate the payment of any outstanding balance.

     B. Upon any termination of employment other than upon death, Executive may elect to acquire any life insurance maintained by the Corporation under Article Four. In the event of such an election, any amount receivable under Section A above shall be reduced by the cash value of such insurance, as defined under Article Four.

     C. In the event of Executive's death before termination of employment, the beneficiary named by Executive shall receive the death benefit payable under any life insurance purchased by the Corporation, less an amount equal to the greater of the aggregate premiums paid by the Corporation for or the cash value of such insurance, each as defined under Article Four, such benefit payment to be in full satisfaction of any amounts due under this Agreement. Notwithstanding the preceding sentence, in the event the death benefit receivable by the beneficiary is less than the accrued balance in the EDC Account of Executive, the beneficiary shall receive an additional amount equal to the difference between the EDC Account balance and the death benefit receivable.

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VI. ARTICLE SIX - RESTRICTIONS UPON DEFERRED COMPENSATION FUNDING

         The Corporation shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its deferred compensation obligations under this Agreement. Executive, his beneficiaries or any successor in interest to him shall be and remain simply a general creditor of the Corporation in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Corporation reserves the absolute right in its sole discretion to either fund the deferred compensation obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding.

         Should Corporation elect to fund its deferred compensation obligation under this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Corporation reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall Executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Corporation.

         If Corporation elects to invest in a life insurance, disability, or annuity policy upon the life of Executive, then Executive shall assist the Corporation by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

VII. ARTICLE SEVEN - MISCELLANEOUS

     A. ALIENABILITY AND ASSIGNMENT PROHIBITION. Neither Executive, his surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber, in advance, any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his beneficiary nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Corporation's liabilities shall forthwith cease and terminate.

     B. BINDING OBLIGATION OF CORPORATION AND ANY SUCCESSOR IN INTEREST. Corporation expressly agrees that it shall not merge or consolidate into or with another corporation or sell substantially all of its assets to another corporation, firm or person until such corporation, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Corporation under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

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     C.  REVOCATION.  It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Corporation.

     D. TERMINATION. It is agreed by and between the parties hereto that the annual set aside under this Agreement may be terminated by the Corporation at the end of the then current term of the Employment Agreement in the event of the non-extension or termination thereof.

     E. GENDER. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender whenever they should so apply.

     F. EFFECT ON OTHER CORPORATION BENEFIT PLANS. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of Corporation's existing or future compensation structure.

     G. HEADINGS. Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

     H. APPLICABLE LAW. The validity and interpretation of this Agreement shall be governed by the laws of the State of Illinois.

VIII. ARTICLE EIGHT - ERISA PROVISIONS

     A. NAMED FIDUCIARY AND PLAN ADMINISTRATOR. The "Named Fiduciary and Plan Administrator" of this Agreement shall be Duane G. Debs until his resignation or removal by the Board of Directors of the Corporation. As Named Fiduciary and Plan Administrator, Duane G. Debs shall be responsible for the management, control and administration of this Agreement as established herein. He may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B. CLAIMS PROCEDURE. In the event that benefits under this Plan Agreement are not paid to the Executive (or to his beneficiary in the case of Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Administrator named above within sixty
         (60) days from the date payments are refused. The Plan Fiduciary and Administrator and the corporation shall review the written claim and, if the claim is denied in whole or in part, they shall provide, in writing and within ninety (90) days of receipt of such claim, their specific reasons for such denial

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         and reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Fiduciary and Administrator fails to take any action within the aforesaid ninety (90) day period.

         If claimants desire a second review, they shall notify the Plan Fiduciary and Administrator in writing within sixty (60) days of the first claim denial. Claimants may review the Plan Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Fiduciary and Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

     C. ARBITRATION. If claimants continue to dispute any benefit denial after the second review, the claimants may submit the dispute to arbitration. Such arbitration shall be conducted by a single arbitrator sitting in a location selected by Executive within fifty
         (50) miles of the main office of Corporation, in accordance with the rules of the American Arbitration Association (the "AAA") then in effect. The arbitrator shall be selected by the parties from a list of arbitrators provided by the AAA, provided that no arbitrator shall be related to or affiliated with either of the parties. No later than ten (10) days after the list of proposed arbitrators is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location or telephonically. At that meeting, the party who sought arbitration shall eliminate one (1) proposed arbitrator and then the other party shall eliminate one (1) proposed arbitrator. The parties shall continue to eliminate names from the list of proposed arbitrators in this manner until a single proposed arbitrator remains. This remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute, and the arbitrator shall be obligated to choose one (1) party's specific requested action or decision, without being permitted to effectuate any compromise position. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

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IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the ______ day of May, 1997 and that, upon execution, each has received a confirming copy.


____________________________________      ___________________________________
(WITNESS)                                 ___________________________________

                                          WEST SUBURBAN BANK

____________________________________      By:_______________________________
(WITNESS)                                 Its:______________________________




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                              DEFERRED COMPENSATION AND
                           SPLIT-DOLLAR INSURANCE AGREEMENT
                                  DEFERRAL ELECTION

TO:  The Board of Directors of West Suburban Bank

In accordance with the provisions of the Deferred Compensation and Split-Dollar Insurance Agreement, I hereby elect to have the amounts deferred under the Agreement paid to me in _____ (INSERT A NUMBER ONE (1) THROUGH TEN (10)) annual installments. I understand that I cannot modify the manner of payment election made by me any later than twelve (12) months before my anticipated date of employment termination.

________________________________________      ___________________________
                                              Date



WEST SUBURBAN BANK


By:_______________________________________     _____________________________
Its:______________________________________     Date


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                              DEFERRED COMPENSATION AND
                           SPLIT-DOLLAR INSURANCE AGREEMENT
                             DESIGNATION OF BENEFICIARIES

TO:  The Board of Directors of West Suburban Bank

In accordance with the provisions of the Deferred Compensation and Split-Dollar Insurance Agreement, I hereby revoke any prior designations and designate the following beneficiary* to receive the benefits under the Agreement upon my death:

Name:       _______________________________________________________________
Address:    _______________________________________________________________
            _______________________________________________________________

________________________________________    _______________________________
                                            Date


* If more than one beneficiary is to be designated, separately list the beneficiaries and specify the percentage of each distribution to be received by each beneficiary.